Exhibit 99.3

Presto and Ventoux Conference Call

11.10.21

Operator:

Hello everyone, and welcome to the Presto and Ventoux Conference Call. We appreciate everyone joining us today.

The information discussed today is qualified in its entirety by the information contained in the Form 8-K, including the exhibits thereto, that is being filed by Ventoux today with the SEC, which may be accessed on the SEC’s website at www.sec.gov. In conjunction with today’s discussion we will be referring to an investor presentation, a copy of which is being filed as an exhibit to the aforementioned Form 8-K. You are encouraged to carefully review the disclaimers included therein. Please note that this call has been prerecorded and so a Q&A session will not be conducted as part of today’s presentation. Before we begin, I would like to note that this call may contain forward-looking statements, including Ventoux’s and Presto’s expectations of future financial and business performance and conditions, the industry outlook and the timing and completion of the transaction. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, and they are not guarantees of performance. You are encouraged to read the Form 8-K and the accompanying press release and investor presentation, as well as Ventoux’s other filings with the SEC for a discussion of the risks that can affect the business combination and the business of Presto after completion of the proposed transaction.

Raj Suri, CEO and Founder, Presto:

Hi, everyone. Good to meet you. I'm Raj Suri, founder and CEO of Presto. I'm also joined today by Ashish Gupta, our CFO. I'm thrilled today to have the opportunity to share my life's work with you, and the story of Presto. So before I jump into it, I'd like to pass it over to the Ventoux team to give a brief overview of the transaction.

Ed Scheetz, CEO, Ventoux CCM:

Great, thanks Raj. Good morning all, my name is Ed Scheetz, I am the CEO of Ventoux. My partners and I have deep hospitality experience, not just in investing but actually operating businesses, I’ve run two hotel companies, one of which I took public and coming from this background and seeing the trends that were only accelerated by COVID, one of the main investment themes we focused on was the effect of labor shortages and permanently higher labor costs on our industries. The industry has historically relied on plentiful, low cost labor, and that has changed permanently. Hospitality companies, and restaurant companies in particular, have no choice but to substitute technology for labor and labor efficiencies- their prosperity and even their very survival demands this. We looked at many restaurant and hospitality tech businesses, and many were niche or single product businesses and literally none had a track record of selling to large enterprises except for Presto. While looking at many other opportunities, we always came back to Presto, and then we saw an incredible increase in the demand for their products from the largest restaurant companies in the world, in Raj we saw a visionary leader with over a decade of experience building the company, best in class products for the industry, and an incredible team. Raj will walk through the current lineup of products targeting enterprise restaurants, and in conclusion Presto is literally the only company with enterprise grade solutions tailored to the issues facing the restaurant industry today and in the future. We are very excited to partner with Presto.

I’ll give you a quick overview of the transaction. The fully diluted equity valuation of $815 million is very attractive, 100% of Presto’s shareholders are rolling their equity, and there are no secondaries as part of this transaction. We’ve raised over $70 million in addition to our approximately $175 million cash in trust. The $240 million plus from the PIPE and the trust are ample to fund Presto’s plan. The company burns relatively little cash, so most of the cash will go to new growth initiatives and M&A. And now I’ll turn it back to Raj to tell you more about Presto.

Raj Suri:

Great, thanks Ed. So let's start with some background on myself and the journey of Presto. It's been over 12 years now, since the fateful day I founded Presto. I actually had the idea at a restaurant dining table when I was a PhD engineering student at MIT, after finishing a meal with other engineers in my class, we struggled to split a check between seven of us and it ended up being an epic struggle. The bill was super complex and took us much longer than it should have. We just got to this point where it became a bad joke. How many more MIT engineers does it take to figure out how to split a check? What I realized at that point was that the restaurant experience hadn't changed in decades. It felt inevitable to me that this was the time for technology to digitize the industry. So I decided there and then, I actually announced it the dining table to drop out of my program and take a job as a waiter and really immerse myself in the restaurant industry.

No one believed me, especially in the depths of the 2008-2009 financial crisis. I spent the next year and a half inside restaurants working in the industry and learning what products to develop, to move the industry forward into the modern era. Our first product was inspired by my dining experience from Hell: it was a software solution on a tablet that guests could use to self serve at the table. Little did I know that it would really help to solve the labor crisis in the country many, many years later. So eventually we got funded out in Silicon valley by some top investors and we moved out here. We landed big enterprise deals with some of the largest chains in the world. Applebee's, Red Lobster, Outback Steakhouse, Chili's, Taco Bell and more, which led us to about 300% revenue growth since early 2019. Additionally, we're also engaging with other major brands, like McDonald's, Panda Express, and many others- partnerships that will propel our growth for many years to come.

And in the restaurant market today, we are very well positioned as one of the market leaders in the enterprise automation space. Throughout this time, we continue to develop and roll out a complete AI driven product line with Touch, Vision and Voice digital automation solutions that we are excited to share with you today. Before I move into their presentation, I'm also proud to announce that our pipe has been successfully raised with some notable restaurant enterprise industry leaders and Presto customers already committing to participate folks like Greg Flynn, Kim Lopdrup, and Jeff Jones who run thousands of stores like Taco Bell, Pizza Hut, Arby's, Outback Steakhouse, Red Lobster, and many others you've heard of are participating in our PIPE. Also Presto insiders are also participating in the PIPE, including myself personally. I think the strong insider, as well as customer participation shows that folks who know this company truly believe in the future of restaurant automation.

So why is restaurant automation so important? Why are all these people getting involved? It's because it's impossible to ignore that labor has been very scarce in North America. For several years, it's been driving up cost and leaving a huge amount of jobs unfilled. Right now we can see in this country that restaurants are not able to open all the sections they would like to open and serve as many guests as they would like because labor is more scarce than it ever has been in this country. And so the labor problems are reducing sales for the industry and forcing restaurants to shut down. And in addition, the rise of flexible gig economy, jobs like Instacart, Uber, DoorDash, and Lyft, as well as well as the increasing prevalence of Amazon and Walmart warehouse jobs, it means that low wage labor have plenty of options and restaurants have forever lost their competitive edge as a haven for the low wage worker.

Indeed a huge number of people, 1.5 million people, have permanently left the restaurant workforce this last year with little intention of ever returning. That's almost 12%, according to the Bureau of Labor Statistics. This is a major headwind for this industry that Presto is perfectly positioned to tackle. So the restaurant industry actually ends up being one of the largest employers in the world spending over $170 billion in labor annually. The labor line is ballooning out of control, forcing industries to spend more on technology and automation. This is a massive opportunity- $170 billion is the size of the prize for Presto. Let me now tell you three reasons why Presto in particular is ideally positioned here to take advantage of these historic macro trends. One, we're the leader in our space, or rather one of the main leaders in this space, working with most of the top brands already, which we believe de-risks us as their preferred enterprise provider for all brands.

When McDonald's knows that we've successfully been taking care of other large customers, such as Brinker, Outback, etcetera, for several years, with very high renewal rates, they know we can deliver what large enterprises need and gives them the confidence to implement with Presto. Number two, we are also integrated with the majority of legacy technologies that these brands already use. This simplifies their buying decision, reduces the cost of ownership and speeds up time to market for our solutions. Number three, unlike other enterprise providers like NCR and Oracle, which are seen as slow and lumbering dinosaurs, Presto is still a founder driven up and comer with a culture centered on innovation and agility. We take great pride in having a modern next gen suite of products that are each best in their class. So let's talk some key numbers about Presto. What I think makes Presto an attractive investment beyond just our growth in our TAM and our product market fit, is that we have extremely high retention rates as well as very strong upsell conversion rates.

That's why we have a world-class 190% net revenue retention, even during a COVID affected year. When customers deploy our tech to their stores, they transform their entire labor model, which makes our solution very sticky and difficult to remove. And because we’ve done all the hard work of understanding their business and integrating with their unique tech stack, we're well positioned to expand with each customer leading to a net revenue retention of well over 100%. Presto’s product strategy is super simple. We take cutting edge Silicon valley technologies and apply them to solving problems for the enterprise restaurant sector, a bridge that virtually no other company has built. This means we're automating restaurant operations by using next gen software, powering touch, vision, and voice solutions. Think of the unique combinations here, on one side, we have advanced AI cloud services and on the other side, deep integration to legacy restaurant systems on the backend. It's like having an iPhone in the front and then MS DOS in the back. It's a very unique combination that’s extremely difficult to architect.

Our touch products involve smartphone, tablet, and kiosk software, allowing for commercial transactions in a variety of different physical configurations. For example, the next time you go to an Outback, you may notice a staff member taking your order from the table, using the Presto server system handheld solution, saving the staff member a trip to the POS station. Or you may stop by a BJ's Brewhouse and quickly order your own beer by scanning a Presto QR code at the table, or you may place a curbside order at Chili's and they will process your payment in the car with a terminal using Presto Payments. All of these have the impact of speeding up service and increasing labor productivity by taking out mundane tasks for the staff. And Outback is an example where we were able to double the labor productivity overnight with our order and pay at table solutions.

We did this by eliminating unnecessary trips and allowing the staff member to cover twice as many tables going from four tables per server to eight tables per server when using our technology. Which actually makes a staff member more tips and makes them less likely to quit and take a job at Door Dash, for example. This new coverage ratio was achieved while still improving guest experience, and with half as many staff, the restaurant was able to expand net operating margins by 170 basis points, which is just huge for them. Everyone wins guests, staff and management. And there are a huge number of these stories across our install base, which spans many thousands of units across some of the most famous and storied brands in the world.

Let's talk about computer vision. What is computer vision? It's AI powered software that intelligently translates images in the physical world to something digital that can be understood by software. Its the same technology used by self-driving cars and Amazon Go’s cashless convenience store. If you watch tennis or the Olympics, there are computer vision systems that detect if the balls or the shuttlecock is in or out when it's difficult for humans to do so. Our proprietary Presto vision software can identify key gaps in service in restaurants, as well as opportunities for operational improvements, either real-time or aggregated across many restaurants. For example, our software powers cameras that recognize that John has entered a drive through, for example, and he likes a burger with pickles on the side and triple extra mayo. So when he gets to the order point, the integrated digital menu board already has his favorites displayed. Not only that, we know that John has ordered a chocolate shake six out of his last ten visits. So he might be tempted to get another one if we display the upsell opportunity exactly at the right time. With this solution, the guest gets a faster and more personalized experience and the restaurant gets more cars per hour going through the drive through as well as more dollars per car. Everyone wins.

To put this in context, approximately 65% of U.S. sales come from drive through, representing a massive opportunity with large customers like McDonald's, Taco Bell, and KFC. Computer vision also has other applications like detecting if orders are being made incorrectly in a busy kitchen. Here's an example of a partner we're working with who told us that 10% to 15% of restaurant orders are made incorrectly- and the cost impact of these could be devastating. For each incorrect order there are refunds, labor costs, and remakes of that food and a guest who may never return. The problem is even more acute with the increase in off premise orders. Customer vision can detect an order being made incorrectly, saying two big Macs are added to an order versus three and alert staff about the problem before the order goes to the customer.

Presto Voice is our automated assistant for taking orders at restaurants using an automated assistant means restaurants can not only reduce their labor costs, but also maintain greater control of their guest experience and upsells. A major problem with low wage staff is a lack of consistency, and that is where an automated system shines. Our technology maintains an impressive 95% success rate with automated order processing.

Let me talk to you about our growth strategy for a minute. We've had a lot of success with our land and expand playbook. Presto has been able to get in the door at large chains with just a single product, at a limited number of stores and over a very short period of time, expand both with additional products and with additional stores and then additional geographies, converting a very small footprint to a very large one very quickly. Because our products are all tightly integrated with each other there's a lot of benefit in [00:14:00] companies adopting our entire platform. For example, Presto Voice assistant upsells more intelligently if the restaurant also uses Presto Vision to identify the customer. And, Presto Vision for example, can read a license plate and charge credit cards on file, allowing you to skip the payment step altogether. Here’s an example where we went from a few stores with a customer like Chilis to over a thousand in a space of just four quarters. We started with just a handful of stores and then within a few quarters, we got to an entire install base of Chili's corporate. Red Lobster is another example where a customer expanded first in the U.S. and then liked our product so much that they expanded to another country, in this case, Canada, and we've been able to expand geographically with several customers like this.

Presto has a purpose-built team, as well, for this opportunity. We have deep experience in restaurant technology amongst the C-level team, amongst just the five of us, for example, there are several decades of experience in this vertical, and there's also an extensive background in SaaS and AI. I'm now going to turn it over to Ashish for the financial section.

Ashish Gupta, CFO, Presto:

Thanks Raj. I’ll next talk a bit about Presto's key metrics and financial profile. There's a couple of key themes I want to touch on. First, Presto is a SaaS software play, a high growth business at scale with opportunities for greater than a $100 million in revenue in the near term with both a predictable revenue model, 99% [00:15:30] recurring and reoccurring revenue, and a sustainable growth engine fueled by multiple vectors of growth. Also a very sticky book of revenue with three year customer contracts and 119% net revenue retention, even during COVID as Raj pointed out. Lastly, what excites us even more is the tremendous opportunity in front of us. We estimate that we have a $1.6 billion pipeline leading to a weighted sales pipe of $234 million. That's a 7x pipeline coverage.

As Raj highlighted the macro landscape that’s fueling sector wide labor shortages, hiring bonuses and increasing minimum wages have created very favorable tailwinds for us. And as such, we actually grew our store footprint even after COVID first hit in 2020 when the sector was directly impacted. And now coming out of COVID, we’ve already signed several new deals and accelerated expansion of others in the last quarter and more than doubled the size of our sales pipeline, all while maintaining our greater than 100 percent net revenue retention. We have a line of sight to robust revenue growth to over a $100 million in two years, with the strength of our sales pipeline evidenced earlier, and multiple new products and use cases in Vision, Voice and Touch, which appeal to a broad array of customers across both the casual dining and QSR segments. These new products lead to a mix shift, with even more recurring platform revenue than transaction, the latter being more entertainment applications. And part of our revenue layer cake is also for sure our industry leading and net revenue retention number.

We believe the focus on mix shift on driving platform revenue will naturally accelerate our margin profile by about 25 percentage points over the next two years in part from scale efficiencies, also our Voice and Vision product lines, and increasing the platform mix. In regards to our pipeline, just to talk about that a little bit, we estimate we have a robust $1.6 billion raw sales pipeline across 30 named logos, which captures 120,000 locations. All very recognizable household names. Further, more than half our pipeline is comprised of very large tier one enterprise chains, each with greater than 2000 stores, that gives us multiple pathways to hit our forecast that I want to double-click on just a bit. And several of these are already in pilot. As a result, we have significant upside potential to our forecast. So for example, taking just two such tier one logos, both of which are currently signed pilots, we estimate that just a 25% penetration on these means we should get north of $27 million more in revenue for 2023 and a $100 million above our forecast if we get 75% penetration, which historically has been the norm for us when you look at our existing customer logos.

This year-over-year revenue bridge demonstrates how achievable our forecast is, as an example, Raj talked about McDonald's. So the total ARR opportunity with McDonald's is a $100 million and just 23% penetration there, alone, with no other new customers, should get us to our next year’s target. Similarly only 28% penetration of the $82 million ARR opportunity at Yum Brands with no other new customers gets us to our next year's target. As such, we think there's a lot of upside for us to outperform our projection. Pulling everything together, when you look at our projections, a couple of things I want to highlight. At a macro level, we have a high, robust high growth engine and expect to turn the corner to profitability by the middle of 2023. Further, very little of the cash from this transaction is used for working capital, leaving it for investment in new products, growth initiatives, and M&A. And in fact, our forecast does not reflect upside from international or from M&A, and we think those are big opportunities in their own right, as we take in more capital in this process. I'll now turn it over to Prasad from the Ventoux team to talk about the transaction pricing and peer benchmarks.

Prasad Phatak, CIO, Ventoux CCM:

Thanks, Ashish. Good morning. My name is Prasad Phatak and I am the Chief Investment Officer of Ventoux CCM. I wanted to walk everyone through how we're thinking about Presto's valuation and positioning versus peers. [00:20:00] As we thought about the peer group, we wanted to identify companies with similar characteristics to Presto, namely software type business models with high recurring revenue, strong incremental margins, and low capital intensity. In the restaurant space, we selected Lightspeed, Olo and Toast as comparables. In addition, we looked at a number of high growth software businesses, as we see Presto being the one-stop shop for enterprise restaurant software going forward. As you can see on the next slide, Presto's revenue growth is very attractive relative to both sets of peers for the next two years, driven by many of the tailwinds we've already discussed: the labor shortage, increased restaurant tech spend and increased desire to improve order accuracy and speed of service as off premise consumption has been accelerated in the post pandemic world.

Revenue growth for Presto is significant, aided by voice and vision products that have significantly expanded the TAM for the company. These figures also exclude any international expansion or potential M&A. On gross margins, Presto is in line with peers and we expect margins to improve in the future. [00:21:00] Upon contract renewal Presto should generate significant software like gross margins driving overall margins up over time. On slide 36, we have revenue multiples laid out graphically. At the deal valuation, Presto is at a significant discount to both peer groups. Adjusted for the significant projected growth, Presto's discount versus the peer group is even more pronounced. Finally, Presto is at an approximately 98% discount on 2023 expected revenue versus the selected peers. I'll send it back to Raj to recap.

Raj Suri:

Thanks, Prasad. So Presto is at the right place at the right time for this industry. Over 12 years of building, we've earned our position as a market leader on labor automation and solutions at the exact same time that labor is the number one priority for restaurants. So I hope you will join us on this journey. It's going to be rewarding for you, and your family and friends will be thanking you every time they go out to eat for decades to come. Thank you all.

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